Exhibit 99.1

Investor Relations

Justin Chapman

Microtune, Inc.

972-673-1850

ir@microtune.com

MICROTUNE ANNOUNCES FIRST QUARTER 2010 FINANCIAL RESULTS

Q1 2010 results achieve both revenue growth and non-GAAP profitability

PLANO, TX, APRIL 29, 2010 – Microtune®, Inc. (NASDAQ: TUNE) today reported preliminary unaudited financial results for the first quarter ended March 31, 2010.

Net revenue for the first quarter of 2010 was $22.4 million, compared to net revenue of $21.1 million for the fourth quarter of 2009, and compared to net revenue of $17.9 million for the first quarter of 2009. For the first quarter of 2010, gross margin percentage was 52%.

On a U.S. generally accepted accounting principles (GAAP) basis, net loss per diluted share was $0.01 for the first quarter of 2010. Non-GAAP net income per diluted share was $0.01 for the first quarter of 2010. A reconciliation of this and other non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the tables attached to this press release.

FINANCIAL SUMMARY

•	Q1 2010 net revenue of $22.4 million was up 6% compared to the previous quarter and up 25% compared to Q1 2009;

•	Q1 2010 gross margin percentage was 52%;

•	Q1 2010 non-GAAP net income was $0.4 million, or $ 0.01 per diluted share, compared to Q1 2009 non-GAAP net loss of $1.9 million, or $0.04 per diluted share;

•	At March 31, 2010, cash and investments were $78.5 million; and

•	Q1 2010 days sales outstanding (DSOs) were 41 days.

“I am pleased with our solid results this quarter – we achieved revenue growth, we attained non-GAAP profitability for the second consecutive quarter and we continued to see strong gross margins,” said James A. Fontaine, President and CEO of Microtune, Inc. “This quarter, we saw the full benefits to the bottom line of our cost control programs initiated in the fourth quarter. As we grow revenues, we will continue to maintain tight fiscal management throughout the year in aligning resources to new market, product and R&D opportunities. We are on track to maintain non-GAAP profitability, and our business continues to show solid improvement, driven by positive growth in our core cable market. We now expect to see 25% or more year-over-year revenue growth, exceeding our previous expectations.”

FINANCIAL OUTLOOK

•	Q2 2010 revenue is expected to range between $23.5 million and $24.5 million, which at the midpoint, represents a 7% increase over the previous quarter and a 37% increase over Q2 2009;

•	Non-GAAP profitability is expected in Q2 2010;

•	Full year 2010 revenue is expected to grow approximately 25% or more as compared to 2009;

•	Full year 2010 gross margin percentage is expected to be approximately 51 percent;

•	Full year 2010 non-GAAP R&D expenses are expected to be $28.9 to $30.0 million;

•	Full year 2010 non-GAAP SG&A expenses are expected to be $16.5 to $17.3 million;

•	Interest income is expected to range between $200,000 to $225,000 per quarter;

•	Full year 2010 income tax expense is expected to range between $400,000 and $500,000.

BUSINESS HIGHLIGHTS

•

During the quarter, Microtune announced cumulative shipments of more than 150 million MicroTuner™ chips, a landmark milestone that reaffirms the Company’s position as the leading supplier of silicon TV tuner technology worldwide.

•

During the quarter, Microtune made a number of announcements that reinforced its commitment to high-growth and diverse opportunities in China across the emerging digital television, cable television and automotive electronics markets.

•

Microtune announced the MicroTuner™ MT2066, a high-performance, low-cost silicon tuner that is targeted specifically for the China cable television market. The chip complies with the China DVB-C digital cable television standard and is engineered to meet the challenging RF specifications and test programs of China’s cable operators. The MT2066 enables manufacturers to develop multi-functional cable products for integrated entertainment and telecommunications services, a network upgrade initiative supported by the Chinese government.

•

Microtune announced that Shanghai Digivision Ltd., a leading company in the Chinese digital television (DTV) industry, selected the Microtune DVB-C single-chip tuner (MT2066) for use in its advanced high-definition cable set-top boxes for the Chinese market.

•

Microtune announced that its multi-standard automotive antenna amplifier, the MT1119, is being deployed in the automobiles of BYD Co., Ltd. of Shenzhen, China. The MT1119 is currently used in BYD’s fuel-based sedans and all-electric vehicles and is planned for rollout in all BYD models by year end.

•

Microtune announced a cost-effective digital television receiver chipset, targeted for the China market, that complies with China’s new digital television standard (CTTB). The chipset consists of the MT3141 MicroCeiver™ chip and one of the ICs from Microtune’s newest line of MT886x family of digital demodulators.

“We have successfully completed the integration of Auvitek, now called Microtune China, and we are beginning to see the substantial benefits realized from the combination of our resources and technologies,” said Mr. Fontaine. “The emerging China market offers high-growth potential across all our target markets during the next three years. Our recent design wins are indicative of this opportunity as China begins its transition to next-generation digital cable and TV architectures. With our strong team in Shanghai and Shenzhen, we now have the products and infrastructure to aggressively target China as a key element of our strategy.”

CONFERENCE CALL

As previously announced, Microtune will hold an investors’ conference call today, Thursday, April 29, 2010, at 4:00 P.M. Central Time/5:00 P.M. Eastern Time to discuss the Company’s first quarter 2010 financial results and its outlook for the future.

To participate in the call, interested parties may dial 612-332-0335 (passcode “EARNINGS”). Alternatively, interested parties may also listen to the conference call by accessing the Company’s website: www.microtune.com. A replay of the conference call will be available until May 13, 2010 via the Company’s website or by dialing 320-365-3844 (access code 153176).

NOTIFICATIONS

Included in this press release are Microtune’s unaudited Consolidated Balance Sheets as of March 31, 2010 and December 31, 2009, respectively; its unaudited Consolidated Statements of Operations for the three months ended March 31, 2010 and 2009, respectively; its unaudited Consolidated Statements of Cash Flows for the three months ended March 31, 2010 and 2009, respectively; and certain unaudited Additional Financial Information. This financial information should be read in conjunction with the information contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and in the Company’s Quarterly Report on Form 10-Q for the first three months of 2010, expected to be filed on or about May 4, 2010.

Also included in this release are certain non-GAAP financial measures, including non-GAAP net income and loss; non-GAAP net income and loss per basic and diluted share; shares used in non-GAAP net income and loss per basic and diluted share calculations; non-GAAP research and development (R&D) expenses; and non-GAAP selling, general and administrative expenses (SG&A). These non-GAAP financial measures do not represent alternative financial measures under GAAP. In addition, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Furthermore, these non-GAAP financial measures do not reflect a comprehensive view of Microtune’s operations in accordance with GAAP and should only be read in conjunction with the corresponding GAAP financial measures. This information constitutes non-GAAP financial measures within the meaning of Regulation G adopted by the U.S. Securities and Exchange Commission. Accordingly, Microtune has presented herein, and will present in other information it publishes that contains these non-GAAP financial measures, a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.

Microtune believes the presentation of non-GAAP net income and loss; non-GAAP net income and loss per basic and diluted share; shares used in non-GAAP net income and loss per basic and diluted share calculations; non-GAAP R&D expenses; and non-GAAP SG&A expenses included in this release in conjunction with the corresponding GAAP financial measures provide meaningful information for investors, analysts and management in assessing Microtune’s business trends and financial performance. From a financial planning and analysis perspective, Microtune management analyzes its operating results with and without the impact of stock-based compensation expenses, amortization of intangible assets, restructuring costs and fees and expenses relating to the investigation into past stock option granting practices, the related financial restatement, regulatory proceedings and ongoing related litigation.

ABOUT MICROTUNE

Microtune, Inc. is a receiver solutions company that designs and markets advanced radio frequency (RF) and demodulator electronics for worldwide customers. Its products, targeted to the cable, digital television and automotive entertainment markets, are engineered to deliver high-performance and reliable video, voice and data signals across a diverse range of end products, from HDTVs, set-top boxes and cable modems to car radios. Microtune is headquartered in Plano, Texas, with key design and sales centers located around the world. The website is www.microtune.com.

MICROTUNE FORWARD-LOOKING STATEMENTS

All statements in this release other than statements of historical fact are forward-looking statements that are subject to risks and uncertainties that could cause such statements to differ materially from actual future events or results. Such forward-looking statements are generally, but not necessarily, accompanied by words such as “plan,” “if,” “estimate,” “expect,” “believe,” “could,” “would,” “anticipate,” “may,” or other words that convey uncertainty of future events or outcomes. Such forward-looking statements include, but are not limited to, statements regarding projections of our future financial performance and our anticipated growth, the positive impact of our recent cost reduction efforts and the timing of achieving and maintaining profitability. These forward-looking statements and other statements made elsewhere in this release are made in reliance, in part, on the Private Securities Litigation Reform Act of 1995. Factors which could cause actual results to differ from anticipated results include the Company’s ability to introduce new products, achieve design wins, maintain customer and strategic partner relationships, forecast customer demand and manage inventory levels, control and budget expenses, protect proprietary technology and intellectual property, and successfully prosecute and defend any pending or future litigation. Any one of these factors may cause the Company’s actual financial results to differ materially from its projected financial results. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason. Readers are referred to our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings which discuss the foregoing factors as well as other important risk factors that could affect our business, results of operations and financial condition.

EDITOR’S NOTE

Microtune is a registered trademark and MicroTuner and MicroCeiver are trademarks of Microtune, Inc. All other trademarks are the property of their respective holders. Copyright © 2010 Microtune, Inc. All rights reserved.

Microtune, Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 31, 2010	December 31, 2009
Assets
Current assets:
Cash and cash equivalents	$28,526	$32,291
Short-term investments	49,758	50,000
Accounts receivable, net	10,283	7,830
Inventories	6,642	7,387
Other current assets	7,807	4,906

Total current assets	103,016	102,414

Property and equipment, net	4,467	4,607
Long-term investments	242	—
Goodwill	5,564	5,564
Intangible assets, net	2,752	2,804
Other assets and deferred charges	465	782

Total assets	$116,506	$116,171

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,337	$6,572
Accrued compensation	2,840	3,171
Accrued expenses	3,918	2,601
Deferred revenue	31	29

Total current liabilities	12,126	12,373

Non-current liabilities	238	223
Commitments and contingencies

Stockholders’ equity	104,142	103,575

Total liabilities and stockholders’ equity	$116,506	$116,171

Microtune, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2010	2009
Net revenue	$22,372	$17,895
Cost of revenue	10,679	9,464

Gross margin	11,693	8,431
Operating expenses:
Research and development	7,628	6,599
Selling, general and administrative	4,766	5,685
Restructuring costs	4	—

Total operating expenses	12,398	12,284

Loss from operations	(705)	(3,853)
Other income (expense):
Interest income	230	418
Foreign currency losses, net	(185)	(214)
Other, net	4	40

Loss before income taxes	(656)	(3,609)
Income tax expense	74	48

Net loss	$(730)	$(3,657)

Net loss per common share:

Basic	$(0.01)	$(0.07)

Diluted	$(0.01)	$(0.07)

Weighted-average common shares outstanding:

Basic	53,972	52,064

Diluted	53,972	52,064

Microtune, Inc.

STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2010	2009
Operating activities:
Net loss	$(730)	$(3,657)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation	415	488
Amortization of intangibles	52	—
Stock-based compensation	1,208	1,120
Loss on sale of property and equipment	—	9
Foreign currency loss	158	111
Changes in operating assets and liabilities:
Accounts receivable, net	(2,509)	2,009
Inventories	745	1,947
Other assets	(2,676)	(956)
Accounts payable	(1,312)	51
Accrued expenses	1,578	1,359
Accrued compensation	(365)	(189)
Deferred revenue	2	(279)
Other liabilities	15	(8)

Net cash provided by (used in) operating activities	(3,419)	2,005

Investing activities:
Purchases of property and equipment	(341)	(342)
Proceeds from maturity of certificates of deposit	242	—
Purchase of short-term certificates of deposit	—	(10,000)
Purchase of long-term certificates of deposit	(242)	—

Net cash used in investing activities	(341)	(10,342)

Financing activities:
Proceeds from issuance of common stock	142	1
Surrender of common stock by employees for payroll taxes	(53)	(32)

Net cash provided by (used in) financing activities	89	(31)

Effect of foreign currency exchange rate changes on cash	(94)	(51)

Net decrease in cash and cash equivalents	(3,765)	(8,419)
Cash and cash equivalents at beginning of year	32,291	46,097

Cash and cash equivalents at end of year	$28,526	$37,678

Non-cash investing activities:
Investment in enterprise software and equipment	$(127)	$(58)

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

STATEMENTS OF OPERATIONS

(in thousands)

(unaudited)

	Three Months Ended
	March 31, 2010	December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009
Net revenue	$22,372	$21,106	$17,997	$17,572	$17,895
Silicon	83%	81%	82%	81%	82%
Modules	17%	19%	18%	19%	18%

Net revenue by market
Cable	76%	75%	77%	77%	80%
Automotive	17%	19%	18%	20%	19%
Digital Television	7%	6%	5%	3%	1%
Other	0%	0%	0%	0%	0%

Net revenue by geography
Asia Pacific	55%	47%	62%	49%	45%
North America	26%	35%	20%	29%	35%
Europe	16%	15%	14%	18%	19%
Other	3%	3%	4%	4%	1%

Ten percent customers (net revenue)(1)
Cisco	28%	33%	18%	28%	36%
Samsung	12%	12%	12%	*	*
Unihan(2) (3)	11%	*	18%	15%	14%
Panasonic	10%	12%	16%	14%	10%

Net revenue from top 10 customers (4)	82%	86%	86%	88%	88%

As a percent of net revenue
Gross margin	52.3%	57.1%	53.0%	48.2%	47.1%
Research and development	34.1%	34.8%	41.3%	40.5%	36.9%
Selling, general and administrative	21.3%	21.7%	37.0%	32.7%	31.8%

(1)	Data included only in instances where customers were 10% or greater of net revenue.
(2)	A wholly-owned subsidiary of Asustek Computer.
(3)	Primarily for the benefit of ARRIS Group, Inc.
(4)	Includes respective manufacturing subcontractors.
*	Less than 10% of our net revenue.

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

BALANCE SHEETS

(in thousands)

(unaudited)

	March 31, 2010	December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009

Cash and cash equivalents	$28,526	$32,291	$30,711	$40,175	$37,678
Short-term investments	49,758	50,000	50,000	49,758	50,000
Long-term investments	242	—	—	—	—

Total cash and investments	$78,526	$82,291	$80,711	$89,933	$87,678

Finished goods	$3,803	$4,478	$3,052	$3,791	$6,044
Work-in-process	2,764	2,802	2,331	2,494	3,037
Raw materials	75	107	177	290	233

Total inventories	$6,642	$7,387	$5,560	$6,575	$9,314

Inventory turns (annualized)	6.4	4.9	6.1	5.5	4.1

Accounts receivable, net	$10,283	$7,830	$8,247	$7,959	$7,418

Days sales outstanding (DSO)	41	33	41	41	37

Common shares outstanding	54,002	53,876	53,429	52,403	52,082

Weighted-average common shares outstanding for the quarter ended
Basic	53,972	53,672	53,094	52,277	52,064
Diluted	53,972	53,672	53,094	52,277	52,064

Total employees	273	276	302	230	228

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

STOCK-BASED COMPENSATION EXPENSE

(in thousands)

(unaudited)

	Three Months Ended
	March 31, 2010	December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009

Cost of revenue	$14	$9	$10	$21	$(2)

Research and development	761	490	557	662	467
Selling, general and administrative	433	598	657	683	655

Total stock-based compensation expense included in operating expenses	1,194	1,088	1,214	1,345	1,122

Total stock-based compensation expense	$1,208	$1,097	$1,224	$1,366	$1,120

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

CERTAIN EXPENSES RELATING TO

INVESTIGATION, RESTATEMENT AND LITIGATION

(in thousands)

(unaudited)

	Three Months Ended
	March 31, 2010 (2)	December 31, 2009 (3)	September 30, 2009 (4)	June 30, 2009 (5)	March 31, 2009 (6)

Selling, general and administrative expenses (1)	$(137)	$(435)	$274	$427	$614

(1)	These amounts represent professional fees that are not expected to be reimbursed under our directors’ and officers’ liability insurance policy. Amounts expected to be reimbursed under our directors’ and officers’ liability insurance policy have been excluded from these amounts.
(2)	Amounts reimbursed under our directors’ and officers’ liability insurance policy were $0.6 million in the first quarter of 2010. Amounts in the first quarter of 2010 reflect a benefit of $0.3 million from a settlement of professional fees that were expensed in prior periods.
(3)	Amounts reimbursed under our directors’ and officers’ liability insurance policy were $3.0 million in the fourth quarter of 2009. Amounts in the fourth quarter of 2009 are net of $0.5 million in professional fees reimbursed by our directors’ and officers’ liability insurance that were previously determined to be excluded from coverage and expensed in prior periods.
(4)	No amounts were reimbursed under our directors’ and officers’ liability insurance policy in the third quarter of 2009.
(5)	Amounts reimbursed under our directors’ and officers’ liability insurance policy were $3.1 million in the second quarter of 2009.
(6)	Amounts reimbursed under our directors’ and officers’ liability insurance policy were $1.6 million in the first quarter of 2009.

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

RECONCILIATION OF NON-GAAP TO GAAP COST OF SALES

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2010	2009
GAAP cost of sales	$10,679	$9,464
Amortization of intangibles	52	—
Stock-based compensation expense	14	(2)

Non-GAAP cost of sales	$10,613	$9,466

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

RECONCILIATION OF NON-GAAP TO GAAP OPERATING EXPENSES

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2010	2009
GAAP research and development expense	$7,628	$6,599
Stock-based compensation expense	761	467

Non-GAAP research and development expense	$6,867	$6,132

GAAP selling, general and administration expense	$4,766	$5,685
Stock-based compensation expense	433	655

Expense (benefit) relating to SEC investigation and litigation (1)	(137)	614

Non-GAAP selling, general and administration expense	$4,470	$4,416

(1)	Amounts reimbursed under our directors’ and officers’ liability insurance policy were $0.6 million in the first quarter of 2010. Amounts in the first quarter of 2010 reflect a benefit of $0.3 million from a settlement of professional fees that were expensed in prior periods. Amounts reimbursed under our directors’ and officers’ liability insurance policy were $1.6 million in the first quarter of 2009.

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

RECONCILIATION OF NON-GAAP TO GAAP ESTIMATED OPERATING EXPENSES

(unaudited)

Estimate for Year Ending December 31, 2010
Estimated GAAP research and development expense	$31.6 to $32.5 million
Estimated stock-based compensation expense	$2.7 to $2.9 million
Estimated non-GAAP research and development expense	$28.9 to $30.0 million

Estimated GAAP selling, general and administration expense	(2)
Estimated stock-based compensation expense	$2.5 to $2.7 million
Estimated expenses relating to ongoing SEC litigation (1)	(2)
Estimated non-GAAP selling, general and administration expense	$16.5 to $17.3 million

(1)	Relates to expenses not reimbursed under our directors’ and officers’ liability insurance policy.
(2)	We cannot reliably estimate expenses related to ongoing SEC litigation matters, namely those expenses not reimbursed under our directors’ and officers’ liability insurance policy, therefore we cannot provide a reliable GAAP SG&A forecast.

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

RECONCILIATION OF NON-GAAP TO GAAP CONSOLIDATED NET INCOME (LOSS)

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2010	2009
GAAP net loss	$(730)	$(3,657)
Amortization of intangibles	52	—
Stock-based compensation expense	1,208	1,120
Restructuring expense	4	—
Expense (benefit) relating to SEC investigation and litigation	(137)	614

Non-GAAP net income (loss)	$397	$(1,923)

Basic net income (loss) per share:
GAAP	$(0.01)	$(0.07)

Non-GAAP	$0.01	$(0.04)

Diluted net income (loss) per share:
GAAP	$(0.01)	$(0.07)

Non-GAAP	$0.01	$(0.04)

Weighted-average common shares outstanding used in basic net income (loss) per share calculation:
GAAP	53,972	52,064
Non-GAAP	53,972	52,064

Weighted-average common shares outstanding used in diluted net income (loss) per share calculation:
GAAP	53,972	52,064
Non-GAAP	55,738	52,064

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

RECONCILIATION OF SHARES USED IN THE CALCULATION

OF NON-GAAP TO GAAP

CONSOLIDATED NET INCOME (LOSS) PER SHARE

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2010	2009
Weighted-average common shares outstanding used in basic net income (loss)per share calculation – GAAP and Non-GAAP	53,972	52,064

Weighted-average common shares outstanding used in diluted net income (loss) per share calculation – GAAP	53,972	52,064
Incremental common equivalent shares	1,766	—

Weighted-average common shares outstanding used in diluted net income (loss) per share calculation – Non-GAAP	55,738	52,064